UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2024
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	RJF PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a), (b)    The Annual Meeting of Shareholders of Raymond James Financial, Inc. (the “Company”) was held on February 22, 2024 (the “2024 Annual Meeting”). Proxies for the meeting were solicited by the Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect eleven members of the Board, (2) approve, on an advisory (non‑binding) basis, the compensation of our named executive officers as disclosed in the Company’s Definitive Proxy Statement for the 2024 Annual Meeting, filed with the Securities and Exchange Commission on January 8, 2024 (the “Proxy Statement”), and (3) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024, all of which matters were described in the Proxy Statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Directors. All eleven (11) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were 24,946,784 broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
Debel, Marlene	172,948,576	588,573	210,871
Dutkowsky, Robert M.	165,207,153	8,277,068	263,799
Edwards, Jeffrey N.	165,082,469	8,391,608	273,943
Esty, Benjamin C.	170,984,570	2,506,448	257,002
Garcia, Art A.	168,115,134	5,342,550	290,336
Gates, Anne	162,419,220	11,085,225	243,575
Johnson, Gordon L.	168,637,602	4,826,068	284,350
McDaniel, Raymond W., Jr.	172,653,249	826,856	267,915
McGeary, Roderick C.	166,276,094	7,208,473	263,453
Reilly, Paul C.	164,432,162	7,470,483	1,845,375
Seshadri, Raj	171,812,143	1,679,120	256,757

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 83.42% of the votes cast. With respect to this proposal, there were 24,946,784 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
144,487,236	28,714,545	546,239

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Our shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024 by the affirmative vote of 97.46% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
193,536,212	5,024,892	133,700

Item 7.01 Regulation FD Disclosure

On February 23, 2024, the Company issued a press release (the “Press Release”) announcing that the Board had declared a quarterly dividend of $0.45 per share for each outstanding share of common stock of the Company. The dividend is payable on April 15, 2024 to shareholders of record on April 1, 2024.

The Press Release also announced that the Board had declared on February 23, 2024 a quarterly cash dividend of $0.3984375 per depositary share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (NYSE: RJF PrB), payable April 1, 2024 to shareholders of record on March 15, 2024.

A copy of the Press Release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press release, dated February 23, 2024, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 27, 2024	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer